CSW International, Inc.
                               Statement of Income
                      For the Quarter Ended March 31, 1997
                                   (Unaudited)
                                    ($000's)


Income:

            Sales                                                       $520,511
            Interest Income                                                1,955
            Other Income                                                   2,080
                                                                        --------

Total Income                                                             524,546


Expenses:

            Cost of Goods Sold                                           368,578
            Other Expenses                                                55,361
            Depreciation and Amortization                                 22,981
            Interest Expense                                              30,297
            General and Administrative Expenses                            2,821
                                                                        --------

Total Expenses                                                           480,038

Taxes                                                                     13,969

Net Income                                                               $30,539
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